Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
November 7, 2024	212-460-4111

CON EDISON REPORTS 2024 THIRD QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2024 third quarter net income for common stock of $588 million or $1.70 a share compared with $526 million or $1.53 a share in the 2023 third quarter. Adjusted earnings (non-GAAP) were $583 million or $1.68 a share in the 2024 period compared with $561 million or $1.62 a share in the 2023 period. Adjusted earnings and adjusted earnings per share in the 2024 and 2023 periods exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments. Adjusted earnings and adjusted earnings per share in the 2024 period exclude accretion of the basis difference of Con Edison's equity investment in Mountain Valley Pipeline, LLC (MVP) and in the 2023 period exclude adjustments to the gain and other impacts related to the sale of all of the stock of Con Edison's former subsidiary, Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses) in 2023.

For the first nine months of 2024, net income for common stock was $1,510 million or $4.37 a share compared with $2,185 million or $6.27 a share in the first nine months of 2023. Adjusted earnings were $1,528 million or $4.42 a share in the 2024 period compared with $1,416 million or $4.07 a share in the 2023 period. Adjusted earnings and adjusted earnings per share in the 2024 period exclude accretion of the basis difference of Con Edison's equity investment in MVP. Adjusted earnings and adjusted earnings per share in the 2024 and 2023 periods exclude the effects of HLBV accounting for tax equity investments and adjustments to the gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses in 2023. Adjusted earnings and adjusted earnings per share in the 2023 period exclude the net mark-to-market effects of the Clean Energy Businesses.

“Core to our growth strategy is our continued investment in clean energy infrastructure and energy-efficient solutions for our customers,” said Tim Cawley, the chairman and CEO of Con Edison. “Our programs eased electric demand during another hot New York summer, helping us keep the power flowing for our customers. As New Yorkers transition to electrification of building space heating and transportation, we’ve made it easier to install EV chargers and continue to provide incentives for heat pump installation. We have delivered infrastructure investments to build the grid of the future while providing industry-leading reliability to millions of customers.”

“As a result of our solid third quarter results and financial performance year to date as well as our outlook for the balance of the year, we are narrowing and revising our 2024 adjusted EPS guidance to the upper half of our original range,” said Kirk Andrews, senior vice president and CFO of Con Edison. “We continue to expect solid rate base growth as we continue to make investments to both enable New York's clean energy transition and upgrade our infrastructure to improve its resilience in the face of climate change.”

For the year of 2024, Con Edison expects its adjusted earnings per share to be in the range of $5.30 to $5.40 per share. Con Edison's previous forecast was in the range of $5.20 to $5.40 per share. Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments (approximately $0.01 a share after-tax), accretion of the basis difference of Con Edison's equity investment in MVP (approximately $(0.01) a share after-tax) and adjustments to the gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses in 2023, the amount of which will not be determinable until year-end.

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three and nine months ended September 30, 2024 and 2023. See Attachments B and C for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three and nine months ended September 30, 2024 compared to the 2023 periods.

The company's 2024 Third Quarter Form 10-Q is being filed with the Securities and Exchange Commission. A third quarter 2024 earnings release presentation will be available at www.conedison.com. (Select "For Investors" and then select "Press Releases.")

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CON EDISON REPORTS 2024 THIRD QUARTER EARNINGS	page 2

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions and inflation; and it also faces other risks that are beyond its control. This list of factors is not all-inclusive because it is not possible to predict all factors that could cause actual results or developments to differ from the forward-looking statements. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses, the effects of HLBV accounting for tax equity investments, mark-to-market accounting and accretion of the basis difference of Con Edison's equity investment in MVP. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.

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CON EDISON REPORTS 2024 THIRD QUARTER EARNINGS	page 3

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $15 billion in annual revenues for year-end 2023 and $69 billion in assets as of September 30, 2024. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,300-square-mile area in southeastern New York State and northern New Jersey; and Con Edison Transmission, Inc., which falls primarily under the oversight of the Federal Energy Regulatory Commission and manages, through joint ventures, both electric and gas assets while seeking to develop electric transmission projects that will bring clean, renewable electricity to customers, focusing on New York and the Northeast.

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Attachment A

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2024	2023	2024	2023	2024	2023	2024	2023
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$1.70	$1.53	$588	$526	$4.37	$6.27	$1,510	$2,185
Gain and other impacts related to sale of the Clean Energy Businesses (pre-tax) (a)	—	0.01	—	6	0.09	(2.56)	30	(888)
Income taxes (a)(b)	—	0.07	—	25	(0.02)	0.32	(8)	106
Gain and other impacts related to sale of the Clean Energy Businesses (net of tax)	—	0.08	—	31	0.07	(2.24)	22	(782)
Accretion of the basis difference of Con Edison's equity investment in MVP	(0.01)	—	(4)	—	(0.01)	—	(4)	—
Income taxes (c)	—	—	1	—	—	—	1	—
Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax)	(0.01)	—	(3)	—	(0.01)	—	(3)	—
HLBV effects (pre-tax)	(0.01)	0.01	(3)	5	(0.01)	0.01	(1)	5
Income taxes (d)	—	—	1	(1)	—	—	—	(1)
HLBV effects (net of tax)	(0.01)	0.01	(2)	4	(0.01)	0.01	(1)	4
Net mark-to-market effects (pre-tax)	—	—	—	—	—	0.04	—	13
Income taxes (e)	—	—	—	—	—	(0.01)	—	(4)
Net mark-to-market effects (net of tax)	—	—	—	—	—	0.03	—	9
Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$1.68	$1.62	$583	$561	$4.42	$4.07	$1,528	$1,416
(a)The gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted during the nine months ended September 30, 2024 ($0.09 a share and $0.07 a share net of tax or $30 million and $22 million net of tax) to reflect closing adjustments. The gain and other impacts related to the sale of the Clean Energy Businesses for the three months ended September 30, 2023 is comprised of an adjustment to the gain on the sale of all of the stock of the Clean Energy Businesses ($0.01 a share net of tax or $6 million and $5 million net of tax). The gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses for the nine months ended September 30, 2023 is comprised of the gain on the sale of all of the stock of the Clean Energy Businesses ($(2.49) a share and $(2.25) a share net of tax or $(866) million and $(784) million net of tax), transaction costs and other accruals ($0.05 a share and $0.04 a share net of tax or $19 million and $13 million net of tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets ($(0.12) a share and $(0.08) a share net of tax or $(41) million and $(28) million net of tax).
(b)The amount of income taxes for the adjustment on the gain on the sale of all of the stock of the Clean Energy Businesses had an effective tax rate of 28% and 9% for the nine months ended September 30, 2024 and September 30, 2023, respectively. Amounts shown include an increase in the state taxes on the sale of all of the stock of the Clean Energy Businesses ($0.05 a share net of tax or $19 million net of tax) and the impact of the changes in state unitary tax apportionments ($0.02 a share net of federal taxes or $7 million net of federal taxes) for the three months ended September 30, 2023. The amount of income taxes for other accruals had an effective tax rate of 28% for the three months ended September 30, 2023. Amounts shown include the impact of the changes in state unitary tax apportionments ($0.05 a share net of federal taxes or $17 million net of federal taxes) for the nine months ended September 30, 2023. The amount of income taxes for transaction costs and other accruals and the effects of ceasing to record depreciation and amortization expenses were calculated using a combined federal and state income tax rate of 27% and 32% for the nine months ended September 30, 2023, respectively.

(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 22% for the three and nine months ended September 30, 2024, respectively.
(d)The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three and nine months ended September 30, 2024, and a combined federal and state income tax rate of 25% and 21% for the three and nine months ended September 30, 2023, respectively.
(e)The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the nine months ended September 30, 2023.

Attachment B

Variation for the Three Months Ended September 30, 2024 vs. 2023
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$72	$0.22
New steam rate plan effective November 2023	4	0.01
Higher interest expense	(33)	(0.10)
Higher stock-based compensation expense	(9)	(0.03)
Change in gas rate base	(3)	(0.01)
Change in incentives earned under the electric and gas earnings adjustment mechanisms	(2)	(0.01)
Other	(7)	(0.02)
Total CECONY	22	0.06
O&R (a)
Electric base rate increase	10	0.03
Higher interest expense	(3)	(0.01)
Other	(1)	—
Total O&R	6	0.02
Con Edison Transmission
Higher investment income, primarily due to allowance for funds used during construction (AFUDC) from MVP	7	0.02
Accretion of the basis difference of Con Edison's equity investment in MVP	3	0.01
Other	(3)	(0.01)
Total Con Edison Transmission	7	0.02
Other, including parent company expenses
Gain and other impacts related to the sale of the Clean Energy Businesses	31	0.08
HLBV effects	6	0.02
Lower interest income	(5)	(0.02)
Other	(5)	(0.01)
Total Other, including parent company expenses	27	0.07
Total Reported (GAAP basis)	$62	$0.17
Gain and other impacts related to the sale of the Clean Energy Businesses	(31)	(0.08)
HLBV effects	(6)	(0.02)
Accretion of the basis difference of Con Edison's equity investment in MVP	(3)	(0.01)
Total Adjusted (Non-GAAP basis)	$22	$0.06
a.Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

Attachment C

Variation for the Nine Months Ended September 30, 2024 vs. 2023
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$109	$0.31
New steam rate plan effective November 2023	63	0.18
Higher gas rate base	17	0.05
Change in incentives earned under the electric and gas earnings adjustment mechanisms	2	0.01
Impact of the NYSPSC order denying an April 2023 petition by CECONY that requested permission to capitalize costs to implement its new customer billing and information system	(37)	(0.11)
Higher operations maintenance activities	(32)	(0.09)
Higher stock-based compensation	(7)	(0.02)
Higher payroll taxes	(4)	(0.01)
Accretive effect of share repurchase	—	0.04
Other	(2)	(0.01)
Total CECONY	109	0.35
O&R (a)
Electric base rate increase	17	0.05
Gas base rate increase	2	0.01
Higher interest expense	(4)	(0.01)
Other	(8)	(0.02)
Total O&R	7	0.03
Clean Energy Businesses (b)
Total Clean Energy Businesses	(22)	(0.06)
Con Edison Transmission
Higher investment income and an income tax adjustment due to AFUDC from MVP	22	0.06
Accretion of the basis difference of Con Edison's equity investment in MVP	3	0.01
Total Con Edison Transmission	25	0.07
Other, including parent company expenses
HLBV effects	9	0.03
Gain and other impacts related to the sale of the Clean Energy Businesses	(776)	(2.23)
Lower interest income	(19)	(0.06)
Higher interest expense	(2)	(0.01)
Other	(6)	(0.02)
Total Other, including parent company expenses	(794)	(2.29)
Total Reported (GAAP basis)	$(675)	$(1.90)
Net mark-to-market effects	(9)	(0.03)
HLBV effects	(6)	(0.02)
Accretion of the basis difference of Con Edison's equity investment in MVP	(3)	(0.01)
Gain and other impacts related to the sale of the Clean Energy Businesses	805	2.31
Total Adjusted (Non-GAAP basis)	$112	$0.35
a.Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. Effective November 1, 2023, revenues from CECONY’s steam sales are also subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.
b.On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses.